EXHIBIT 23-2


              CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS




     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 6, 1996 (except with respect to the matters discussed in Notes 10 and 11.A., as to which the dates are February 20, 1996 and February 8, 1996, respectively), included in ACC Corp.'s Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.


                              /s/  Arthur Andersen LLP

Rochester, New York
June 24, 1996